Exhibit 10.2

GUARANTY AND COLLATERAL AGREEMENT

dated as of December [___], 2019

by and among

CLEARONE, inc.,

and

THE OTHER PARTIES HERETO,
as Grantors,

and

Edward D. Bagley

as Purchaser

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT, dated as of December [___ __], 2019 (this “Agreement”), is entered into by and among CLEARONE, INC., a Delaware corporation (the “Borrower”), Netstreams Inc., a Delaware corporation, Netstreams LLC, a Texas limited liability company (each, a “Guarantor” and, together with any other Person that becomes a guarantor under the Note Purchase Agreement (as hereafter defined), the “Guarantors”; and together with Borrower, each individually a “Grantor” and collectively, the “Grantors”), in favor of Edward D. Bagley, an individual, as purchaser party to the Note Purchase Agreement (the “Purchaser”).

The Purchaser has agreed to purchase the Notes from Borrower pursuant to the Note Purchase Agreement. It is a condition to the obligation of Purchaser to execute and deliver the Note Purchase Agreement and purchase the Notes, that each Guarantor guaranty the payment and performance of the Notes and each Grantor grant liens in all or substantially all of its assets to secure the same, all as set forth in this Agreement.

Each Grantor is affiliated with each other Grantor. Borrower and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit (financial and otherwise) from the purchase of the Notes under the Note Purchase Agreement. It is a condition precedent to Purchaser’s obligation to purchase the Notes under the Note Purchase Agreement that the Grantors shall have executed and delivered this Agreement to Purchaser.

In consideration of the promises and to induce Purchaser to enter into the Note Purchase Agreement and to induce the Purchaser to purchase the Notes thereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor (intending to be legally bound) hereby agrees with Purchaser as follows:

Section 1          DEFINITIONS.

1.1     Unless otherwise defined herein, terms defined in the Note Purchase Agreement and used herein shall have the meanings assigned thereto in the Note Purchase Agreement, and, if not defined in the Note Purchase Agreement, such terms shall have the meaning assigned thereto in the UCC.

1.2     When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Insolvency Laws” means all applicable laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the Bankruptcy Code, as amended or supplemented).

“Chattel Paper” means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including without limitation with respect to any Grantor, all Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” means (a) all of the personal property now owned or at any time hereafter arising or acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, wherever located, including, without limitation, all of each Grantor’s now owned or hereafter arising or acquired Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health Care Insurance Receivables, indemnification rights and benefits under or pursuant to any purchase agreement, Instruments, insurance policies of any kind maintained by any Grantor, Intellectual Property, Inventory, Investment Property (including, without limitation, Pledged Equity), Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, Vehicles and title documents with respect to Vehicles (including, for the avoidance of doubt, all contract rights, subscription deposits, royalties, license rights, license fees and all other forms of obligations owing to a Grantor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by a Grantor), (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of and accessions to any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Notwithstanding the foregoing, the “Collateral” shall not include Excluded Assets.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Grantor’s books and records, Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Purchaser, pursuant to which, among other things, such Person waives or subordinates any Lien it may have on the Collateral, and agrees to permit Purchaser to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral.

“Copyrights” means all copyrights and copyright registrations arising under the laws of the United States or any other country or political subdivision thereof (whether registered or unregistered and whether published or unpublished), including, without limitation, the copyright registrations and recordings thereof and applications in connection therewith listed on Schedule 4, and (i) all reissues, continuations, extensions or renewals thereof, and the right to obtain all reissues, confirmations, extensions and renewals thereof, (ii) all income, royalties, damages, proceeds and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements, misappropriation, violation, impairment and dilutions thereof, (iii) the right to sue or recover for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding to the foregoing throughout the world.

“Excluded Assets” means, with respect to any Grantor:

(a)     any of such Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder, to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term (i) has been waived or (ii) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including Applicable Insolvency Laws) or principles of equity); provided, that (A) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (B) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Purchaser’s unconditional continuing security interest in and Liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement;

(b)     “intent to use” trademark and service mark applications; and

(c)     those assets as to which the Purchaser in its sole discretion determines that the cost, burden, difficulty or consequence of obtaining or perfecting such a security interest outweighs the benefit to the Purchaser and the Secured Parties of the security to be afforded thereby.

“Filing Collateral” means Collateral which may be perfected by the filing of a UCC financing statement in the appropriate filing office or an applicable security agreement with the United States Patent and Trademark Office or the United States Copyright Office (or, if at any time applicable, any other governmental office, department or agency or as appropriate, such equivalent agency or agencies in foreign countries).

“Fixtures” means “fixtures” as such term is defined in Section 9-102(a)(41) of the UCC and, in any event, including with respect to any Grantor, all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures, business fixtures, other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

“General Intangibles” means all general intangibles, including, without limitation, all Payment Intangibles, contract rights (including, without limitation, all rights of such Grantor to receive moneys due and to become due to it under any such applicable contract or in connection therewith, all rights of such Grantor to damages arising thereunder and all rights of such Grantor to perform and to exercise all remedies thereunder), rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims and uncertificated equity interests not constituting a security.

“Guaranteed Obligations” means, with respect to each Guarantor, all Obligations of the Borrower and of the other Guarantors, whether existing on the date hereof or hereafter incurred, created or arising and whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower or any of the other Guarantors, now or hereafter in effect, or due or to become due, including, without limitation, all principal, interest (including without limitation, interest accruing at the then applicable rate provided in the Note Purchase Agreement after the maturity thereof and interest accrued or accruing at the then applicable rate provided in the Note Purchase Agreement upon the commencement or during the pendency of any Insolvency Proceeding, regardless of whether such interest or a claim for post-filing or post-petition interest is allowed or allowable in such Insolvency Proceeding), and any applicable prepayment fee in respect of the Notes or repurchase or redemption obligations in respect of the Notes or the Warrants, and all other monetary obligations of the Borrower and of the other Grantors arising under, out of, in respect of or in connection with the Note Purchase Agreement, the Notes, the Warrants or any of the other Note Documents, including but not limited to fees, costs, expenses and indemnities, in all cases whether primary or secondary, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, or now existing or hereafter incurred.

“Identified Claims” means the Commercial Tort Claims described on Schedule 6 as such schedule shall be supplemented from time to time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Intellectual Property Licenses, the Patents, the Trademarks, Trade Secrets, Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom and customer lists, data, inventions (whether patentable or not) and software.

“Intellectual Property Licenses” means all agreements (whether written or oral) naming (or granting) any Grantor as licensor or licensee, including those listed on Schedule 4, granting any right (a) under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any such Copyright, (b) to manufacture, use or sell any invention covered in whole or in part by a Patent, and (c) to use any Trademark.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, and all Pledged Equity.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Note Purchase Agreement” means the Note Purchase Agreement dated as of December 8, 2019 by and among Borrower, the other Grantors, the Purchaser, as amended, supplemented, restated or otherwise modified from time to time.

“Paid in Full” or “Payment in Full” means the payment in full in cash of all Obligations, other than contingent indemnification and expense reimbursement obligations for which no claims have been asserted, in accordance with the terms of the Note Purchase Agreement (subject to any rights of reinstatement set forth herein).

“Patents” means all patents and patent applications in the United States, any other country or political subdivision thereof, including, without limitation, the patents and patent applications listed on Schedule 4, and (i) all continuation, divisional and continuation-in-part applications and reissues and reexaminations thereof, and all rights to obtain any reissues or extensions thereof, (ii) all income, royalties, proceeds, damages and payments now and hereafter due or payable or asserted under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue or recover for past, present and future infringements, misappropriation, violation or other impairment thereof, and (iv) all of each Grantor’s rights corresponding to the foregoing throughout the world.

“Pledged Equity” means the Capital Stock of each Grantor of which the Borrower is the sole record and beneficial owner, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of Capital Stock of any Person that may be issued or granted to, or held by, any Grantor at any time while this Agreement is in effect, and any and all distributional interests, dividends, cash, certificates, liquidation rights and interests, options, rights, warrants, instruments or other property (whether real, personal or mixed) from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any and all of such Capital Stock, and all rights to receive any and all income, gain, profit, loss or other items allocated or distributed to the owner of such equity interests (including, without limitation, under or pursuant to any operating agreement, if applicable).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC, including, without limitation, any and all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto; provided, however, without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Purchaser from time to time with respect to any of the Investment Property.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means (a) in the case of the Borrower, the Obligations, and (b) in the case of the Guarantors, the Guaranteed Obligations.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Trade Secrets” means anything that would constitute a trade secret under Applicable Law and information that derives independent economic value (actual or potential) from not being generally known to and not being readily ascertainable by proper means by a person able to obtain economic value from its use or disclosure, and all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, databases, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, customer lists, software, and technical information.

“Trademarks” means all trademarks, trade names, registered trademarks, trademark applications, corporate names, business names, fictitious business names, service marks, trade styles, logos and other source or business identifiers (whether registered or unregistered), in each case in the United States or any other country or political subdivision thereof, including, without limitation, the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 4, and (i) all registrations and recordings thereof and applications thereof, renewals and extensions thereof, and the right to obtain all extensions and renewals thereof, (ii) all income, royalties, damages, proceeds, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue or recover for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of each Grantor’s rights corresponding to the foregoing throughout the world; provided, however, any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office shall not be considered Collateral (provided that each such intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance).

“UCC” means the Uniform Commercial Code as in effect on the Closing Date and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code (or its equivalent) as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code (or its equivalent) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law.

Section 2     GUARANTY.

2.1     Guaranty.

(a)     Subject to the terms hereof, each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Purchaser the prompt and complete payment when due (whether at the stated maturity, or earlier by acceleration or otherwise) of the Guaranteed Obligations. The guarantee contained in this Section 2 (this “Guaranty”) is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, irrevocable, and continuing guaranty of payment (not collection) which shall remain in full force and effect without respect to future changes in conditions. This Guaranty constitutes a guaranty of payment and not of collection. If any Grantor fails to make any payment of any Secured Obligations on or before the due date thereof and after the expiration of the applicable notice and cure period, if any, Guarantor immediately shall (upon Purchaser’s written demand) cause such payment to be made.

(b)     Anything herein or in any other Note Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Note Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable foreign, federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2). This Section 2.1(b) is intended solely to preserve the rights of the Purchaser hereunder, and no Guarantor or any other Person shall have any right or claim under this Section 2.1(b) or otherwise as against the Purchaser that would not otherwise be available to such Person under Applicable Insolvency Laws.

(c)     Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of Purchaser hereunder.

(d)     The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full. Guarantor agrees that Guarantor’s liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement of any lien, security interest, mortgage or realization upon any security or collateral that Purchaser may at any time possess or be entitled. Guarantor consents and agrees that Purchaser shall be under no obligation to marshal any assets of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.

(e)     No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by Purchaser from Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the remaining unpaid Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

2.2     Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to Purchaser, and each Guarantor shall remain liable to Purchaser for the full amount guaranteed by such Guarantor hereunder.

2.3     No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Purchaser, no Guarantor shall be entitled to be subrogated to any of the rights of Purchaser against Borrower or any other Guarantor or any collateral security or guaranty or right of offset held by Purchaser for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full; provided that, no Guarantor shall exercise any such rights of subrogation at any time if the Purchaser (with their designees, in each case) have acquired all or any of the Collateral by credit bid or strict foreclosure. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full or at any time until Purchaser (or their designees, in each case, as applicable) ceases to own all or any portion of the Collateral if such Person has acquired all or any of the Collateral by credit bid or strict foreclosure, such amount shall be held by such Guarantor in trust for Purchaser, segregated from the funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Purchaser in the exact form received by such Guarantor (duly endorsed by such Guarantor to Purchaser, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with Section 6.10 of this Agreement or such order as Purchaser shall determine in its discretion. Guarantor agrees that the execution of the Guaranty shall not be deemed to make Guarantor a “creditor” of any Grantor, and that for purposes of Applicable Insolvency Laws, Guarantor shall not be deemed a “creditor” of such Grantor.

2.4     Amendments, etc. with respect to the Secured Obligations.

(a)     Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by Purchaser may be rescinded by Purchaser and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Purchaser and the Note Purchase Agreement and the other Note Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Purchaser may deem advisable from time to time in accordance with the Note Purchase Agreement and the other Note Documents. Purchaser shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

(b)     Without discharging any Guarantor from any of its obligations hereunder Purchaser may, from time to time, at its sole discretion and without notice to or the consent of any Guarantor, take any or all of the following actions: (i) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (iii) amend, modify, or supplement any terms of the Note Documents or extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (iv) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Purchaser shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations. This Guaranty includes any and all Secured Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Secured Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Secured Obligations after prior Secured Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Purchaser, (b) no such revocation shall apply to any Secured Obligations in existence on such date (including, but not limited to, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Secured Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Purchaser in existence on the date of such revocation, (d) no payment by Guarantor, Grantor, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Secured Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

2.5     Waivers. Each Guarantor waives, until Payment in Full, to the furthest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Purchaser upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower and any of the Guarantors, on the one hand, and Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. To the furthest extent permitted by applicable law, each Guarantor waives, until Payment in Full: (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations. Each Guarantor hereby waives, until Payment in Full: (1) notice of acceptance hereof; (2) notice of any loan or other financial accommodations made or extended to Borrower or the creation or existence of any Secured Obligations; (3) notice of the amount of the Secured Obligations, subject, however, to Guarantor’s right to make inquiry of Purchaser to ascertain the amount of the Secured Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder or the dollar amount of Guarantor’s liability; (5) notice of any event of default by Borrower under any instrument, writing or agreement with Purchaser including the Note Documents; and (6) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any other applicable Note Document) and demands to which Guarantor might otherwise be entitled. Each Guarantor consents to any and all forbearances and extensions of the time of payment of the Note Purchase Agreement or any of the other Note Documents, and to any and all changes in the terms, covenants and conditions thereof hereafter made or granted, and to any part of the collateral therefor; it being the intention and agreement hereof that Guarantor shall remain unconditionally liable as a principal as, to and until Payment in Full has occurred, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Borrower or Guarantor. Each Guarantor hereby further waives, until Payment in Full: (x) any rights to assert against Purchaser any defense (legal or equitable), setoff, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Purchaser (other than the defense that the Secured Obligations shall have been Paid in Full); and (y) any defense, setoff, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Secured Obligations or any security therefor (including, but not limited to, any of the Note Documents). Without limiting the generality of the foregoing or any other provisions of this Guaranty, each Guarantor agrees that this Guaranty shall not be discharged, limited, impaired or affected by: (A) the transfer of all or any part of the property or assets described in any of the Note Documents; (B) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, modification or other disposition of any of the Secured Obligations, all of which Purchaser is expressly authorized to make from time to time; (C) any failure, neglect or omission on the part of Purchaser to realize or protect any of the Secured Obligations, or any personal property or real property or lien security given as security therefor, or to exercise any lien upon or right of appropriation of monies, credits or property of Borrower toward liquidation of the Indebtedness, or performance of the covenants guaranteed hereby; (D) any proceedings with respect to the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, imposition or readjustment of, or other similar proceedings affecting Borrower or any other Guarantor or any of their respective assets, it being expressly understood and agreed that no such proceeding shall affect, modify, limit or discharge the liability or obligation of Guarantor hereunder in any manner whatsoever, and that Guarantor shall continue to remain absolutely liable under this Guaranty to the same extent, and in the same manner, as if such proceedings had not been instituted, (E) any lack of validity or enforceability of the Note Purchase Agreement, any of the other Note Documents, or any other document, instrument or agreement referred to therein or evidencing all or any portion of the Guaranteed Obligations or any assignment or transfer of any of the foregoing; (F) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights or rights of contribution (or any similar right of recovery), if any, against the Borrower to recover payments made under this Guaranty; (G) any release, amendment or waiver of, or consent to any departure from, any guaranty of all or any portion of the Guaranteed Obligations (or any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement); and (H) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than the defense that the Secured Obligations have been Paid In Full).

2.6     Payments. Each Guarantor hereby guaranties that payments hereunder shall be paid to Purchaser without set-off, recoupment, deduction or counterclaim or any other reduction in immediately available United States dollars at the office of Purchaser specified in the Note Purchase Agreement or as otherwise specified by the Purchaser in writing prior to any such payments.

2.7     Reinstatement. The guaranty contained in this Section 2 shall remain in full force and effect and continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be reduced, restored or returned by Purchaser (whether as a “voidable preference”, “fraudulent conveyance”, “fraudulent transfer” or otherwise) upon the commencement of, or otherwise in relation to, any Insolvency Proceeding of or in respect of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer, official or designee for, the Borrower or any Guarantor or any substantial part of the property of the Borrower or any Guarantor, or otherwise, all as though such payments had not been made. In the event that any payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or otherwise reduced, restored or returned by Purchaser, the Guaranteed Obligations shall be reinstated to the extent of the payment so rescinded, reduced, restored or returned and shall be reduced only by the amount paid and not so rescinded, reduced, restored or returned. If claim is ever made on the Purchaser for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and the Purchaser or such Purchaser repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body of competent jurisdiction or (ii) any settlement or compromise of any such claim effected by the Purchaser or such Purchaser with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on such Guarantor notwithstanding any revocation hereof or the cancellation of the Note Purchase Agreement, any of the other Note Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Purchaser or such Purchaser for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Purchaser or such Purchaser.

Section 3       GRANT OF SECURITY INTEREST.

3.1     Grant. Each Grantor hereby unconditionally grants, and collaterally pledges, assigns and transfers to Purchaser a valid and continuing security interest in and Lien on all of such Grantor’s Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Purchaser but for the fact that they are unenforceable or not allowable due to the existence of any bankruptcy or other Insolvency Proceeding involving any Grantor.

Section 4      REPRESENTATIONS AND WARRANTIES.

To induce Purchaser to enter into the Note Purchase Agreement and to induce the Purchaser to purchase the Notes thereunder, each Grantor hereby represents and warrants to Purchaser, which representations and warranties shall survive the execution and delivery hereof, that:

4.1     Title; No Other Liens. Except for Permitted Liens, such Grantor owns each item of its Collateral free and clear of any and all Liens of others; provided that Pledged Equity shall not be subject to any Liens except the Lien created hereby. No financing statement or other public notice of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Purchaser.

4.2     Perfected First Priority Liens. On the Closing Date, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 1 (which, in the case of all filings and other documents referred to on Schedule 1, copies thereof have been delivered to Purchaser in completed and duly executed form) will constitute valid perfected security interests in all of the Filing Collateral in favor of Purchaser as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and (b) are subject to no other Liens on the Collateral except for Permitted Liens; provided that Pledged Equity shall not be subject to any Liens except the Lien created hereby. The filings and other actions specified on Schedule 1 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder on the Filing Collateral.

4.3     Grantor Information. Schedule 2 sets forth, as of the Closing Date, (a) such Grantor’s jurisdiction of organization, (b) the location of such Grantor’s chief executive office, (c) such Grantor’s exact legal name as it appears on its organizational documents and (d) such Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers).

4.4     Collateral Locations. Schedule 3 sets forth, as of the Closing Date, (a) each place of business of such Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by such Grantor is kept (other than mobile goods and goods which are in transit) and (c) whether each such Collateral location specified in clause (b) and place of business (including such Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). On the Closing Date, no Collateral is located in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 3. As of the date hereof, no bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory in transit in the ordinary course of business or to a customer of a Grantor.

4.5     Certain Property. None of the Collateral constitutes, or is the Proceeds of, Farm Products, Health Care Insurance Receivables, vessels or aircraft.

4.6     Investment Property.

(a)     The Pledged Equity pledged by such Grantor hereunder constitutes all the issued and outstanding equity interests of each Issuer of Pledged Equity owned by such Grantor.

(b)     All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable, where such concepts are applicable. None of the Pledged Equity of or issued by a partnership or limited liability company is subject to any capital call or additional capital requirement.

(c)     The execution, delivery and performance of this Agreement by such Grantor in accordance with its terms will not violate the governing documents of such Grantor or any material agreements, instruments or documents to which such Grantor is a party. To the extent the Pledged Equity is evidenced by certificates, all of such certificates have been delivered to Purchaser on the date hereof, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor.

(d)     Such Grantor is not and will not become a party to or otherwise bound by any stockholders agreement, limited partnership agreement, limited liability company operating agreement, or other similar agreement which restricts in any manner the rights of any present or future holder of any Pledged Equity to transfer the Pledged Equity (other than restrictions imposed by federal and state securities laws). None of the Pledged Equity is subject to any option, call, warrant, purchase right, preemptive right, right of first refusal or similar contractual or other right or restriction of any Person (other than laws affecting the transfer of securities generally).

(e)     All Pledged Equity that is issued by an Issuer that is a corporation is represented by a certificate and constitutes a “security” subject to Article 8 of the UCC. None of the Pledged Equity that is issued by an Issuer that is not a corporation (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is not a “security” governed by Article 8 of the UCC and is evidenced by certificates or by its terms expressly provides that it is a “security” governed by Article 8 of the UCC unless certificates evidencing such Pledged Equity have been delivered to Purchaser, or (iii) is an investment company security.

4.7     Receivables.

(a)     No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than drafts deposited in the ordinary course of business) or Chattel Paper in excess of $25,000 individually or $100,000 in the aggregate at any time for all such Instruments or Chattel Paper, which has not been delivered to Purchaser.

(b)     On the Closing Date, except as set forth on Schedule 7, no contract or agreement is between such Grantor and a Governmental Authority. If the aggregate of Receivables where a Governmental Authority is an obligor exceed $25,000 at any time, (i) such Grantor shall promptly notify Purchaser thereof in writing and (ii) if requested by Purchaser, such Grantor shall promptly deliver a separate assignment of its right to payment of such Receivable to Purchaser pursuant to the Assignment of Claims Act of 1940 using forms provided by Purchaser evidencing (satisfactory to Purchaser) such assignment.

(c)     The amounts represented by such Grantor to Purchaser from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Note Documents) will at all such times be accurate in all material respects.

4.8     Intellectual Property.

(a)     Schedule 4 lists, as of the Closing Date, all (i) registered Intellectual Property owned by such Grantor in its own name on the date hereof and the jurisdiction of registration and (ii) Intellectual Property Licenses (other than immaterial software licenses entered into in the ordinary course of business). This security interest granted pursuant to this Agreement constitutes a valid, continuing and perfected security interest in favor of the Purchaser in such Copyrights, Intellectual Property Licenses, Patents and Trademarks, subject to completion of the filings and other actions specified on Schedule 1 and, in the case of any Copyrights, Patents and Trademarks for which such filings or other actions are insufficient, subject to all appropriate filings being made with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

(b)     On the Closing Date, all Intellectual Property and pending applications for registration of Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned.

4.9     Depositary and Other Accounts. All deposit, securities and operating accounts maintained by such Grantor are described on Schedule 5 hereto, which description includes for each such account the name of such Grantor maintaining such account, the name and address of the financial institution at which such account is maintained, the account number of such account, and the type and use of such account.

4.10     Note Purchase Agreement. Each Grantor (other than Borrower solely with respect to this Agreement) makes each of the representations and warranties applicable to such Grantor made by the Borrower in Article 6 of the Note Purchase Agreement (which representations and warranties shall be deemed to have been renewed upon the selling of additional notes or the extension of other credit accommodations). Such representations and warranties are incorporated herein by this reference as if fully set forth herein.

4.11     Financial Condition of Grantor; Etc. (a) Each Guarantor is currently informed of the financial condition of each other Grantor and of all other circumstances which a diligent inquiry would reveal and which would bear upon the risk of nonpayment of the Secured Obligations, (b) each Guarantor shall continue to keep informed of the financial condition of each other Grantor and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Secured Obligations, and (c) the transactions contemplated hereby were effectuated without actual intent to hinder, delay or defraud present or future creditors of such Guarantor or such Grantor.

4.12     Books and Records. Each Grantor agrees that Purchaser’s books and records showing the Secured Obligations among Purchaser and Grantors may be admissible in any action or proceeding and may be used as rebuttably presumptive evidence upon Guarantor and Grantors for the purpose of establishing the items therein set forth and may constitute prima facie proof thereof.

4.13     Instruments. Each Instrument, Certificated Security or Chattel Paper owned by such Grantor that evidences any amount payable under or in connection with any of the Collateral in excess of $25,000 individually or $100,000 in the aggregate at any time has been delivered to Purchaser on the date hereof (except to the extent consisting of drafts deposited in the ordinary course of business), duly endorsed in a manner reasonably satisfactory to Purchaser, to be held as Collateral pursuant to this Agreement (or in the case of Electronic Chattel Paper, such Grantor has caused Purchaser to have control thereof within the meaning set forth in Section 9-105 of the UCC).

Section 5      COVENANTS.

Each Grantor covenants and agrees with Purchaser that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1     Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $25,000 individually or $100,000 in the aggregate at any time owned by such Grantor shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, in each case, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to Purchaser, duly endorsed in a manner reasonably satisfactory to Purchaser, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Purchaser to have control thereof within the meaning set forth in Section 9-105 of the UCC; provided that the foregoing requirements of this Section 5.1 shall not apply to any drafts deposited in the ordinary course of business. In the event that a Default or Event of Default shall have occurred and be continuing, upon the request of Purchaser, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Purchaser and at such time being held by any Grantor shall promptly be (but in no event later than within three (3) Business Days of any such request) delivered to Purchaser, duly endorsed in a manner reasonably satisfactory to Purchaser, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Purchaser to have control thereof within the meaning set forth in Section 9-105 of the UCC.

5.2     Maintenance of Perfected Security Interest; Further Documentation.

(a)     Such Grantor shall cooperate with Purchaser in maintaining the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Note Documents to dispose of the Collateral or incur Permitted Liens (in each case in accordance with the terms and conditions of the Note Documents); provided that Pledged Equity shall not be subject to any Lien except the Lien created hereby.

(b)     Such Grantor shall furnish to Purchaser from time to time upon Purchaser’s reasonable request statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Purchaser may reasonably request from time to time, all in reasonable detail.

(c)     At any time and from time to time, upon the written request of Purchaser, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Purchaser may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any appropriate financing, amendment or continuation statements under the UCC (or other similar laws) in effect in any appropriate jurisdiction with respect to the security interests created hereby, and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions reasonably necessary to enable Purchaser to obtain “control” with respect thereto. Each Grantor acknowledges and agrees that its signature to this Agreement as a Grantor shall bind it to each and every provision of this Agreement in its capacity as “a Grantor” and as an Issuer (as applicable).

5.3     Changes in Locations, Name, etc. Such Grantor shall not, except upon fifteen (15) (or thirty (30) with respect to clauses (ii) and (iii) below) days’ prior written notice to Purchaser (or such shorter notice period as shall be satisfactory to Purchaser in its sole commercially reasonable discretion) and delivery to Purchaser of (a) all additional financing statements and other documents reasonably requested by Purchaser as to the validity, perfection and priority of the security interests and other Liens provided for herein, and (b) if applicable, a written supplement to Schedule 3 showing any additional location at which Inventory or Equipment shall be kept:

(i)     permit any of the Inventory or Equipment with a fair market value in excess of $100,000 individually, or $400,000 in the aggregate at any time among all Grantors, to be kept at any location other than those listed on Schedule 3 (other than mobile goods and goods that are in transit) unless such Grantor has delivered a Collateral Access Agreement in favor of Purchaser with respect to such location prior to relocating such Inventory or Equipment thereto; or

(ii)     change its name, jurisdiction of organization or the location of its chief executive office from that specified on Schedule 2 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii)     change its legal identity or corporate structure.

5.4     Notices. Promptly after obtaining knowledge thereof, such Grantor shall advise Purchaser, in reasonable detail in writing, of:

(a)     any Lien (other than Permitted Liens) on any of the Collateral; and

(b)     the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Liens created hereby or the aggregate value of the Collateral.

5.5     Investment Property.

(a)     If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer of Pledged Equity, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Purchaser, hold the same in trust for Purchaser and promptly deliver the same forthwith to Purchaser in the exact form received, duly indorsed by such Grantor to Purchaser, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Purchaser so requests, signature guarantied, to be held by Purchaser, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) unless Purchaser provides express prior written notice to the contrary, any sums paid upon or in respect of the Pledged Equity or other Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Purchaser to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Equity or other Investment Property or any property shall be distributed upon or with respect to the Pledged Equity or other Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof; the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Purchaser, be promptly delivered to Purchaser to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of a Default or an Event of Default, if any sums of money or property so paid or distributed in respect of the Pledged Equity or other Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Purchaser, hold such money or property in trust for the Purchaser, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b)     Without the prior written consent of Purchaser, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Note Purchase Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Equity or other Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Note Purchase Agreement), (iii) create, incur or permit to exist any Lien in favor of any Person with respect to any of the Pledged Equity or other Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens (except that Pledged Equity shall not be subject to any Lien except the Lien created hereby) or (iv) enter into or permit to exist any agreement or undertaking, including, without limitation, the governing documents of any Issuer and shareholders’ agreements or operating agreement as applicable, restricting the right or ability of such Grantor or Purchaser to sell, assign or transfer any of the Pledged Equity or other Investment Property or Proceeds thereof, except as permitted by the Note Purchase Agreement.

(c)     In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Investment Property issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify Purchaser promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it, (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Issuer with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it and (iv) it will not recognize, acknowledge or permit the pledge, transfer, grant of control or other disposition of the Investment Property issued by it (or any portion thereof) other than to or as requested by Purchaser pursuant to Section 6 unless otherwise permitted under the terms of this Agreement or the Note Purchase Agreement.

(d)     Each Grantor shall cause any Pledged Equity that is issued by an Issuer that is a corporation to be and to continue to be represented by a certificate and to constitute and to continue to constitute a “security” subject to Article 8 of the UCC and shall not cause any Pledged Equity that is issued by an Issuer that is not a corporation to (i) be dealt in or traded on a securities exchange or in a securities market, (ii) be an investment company security, or (iii) (x) be, by its terms, silent on whether such Pledged Equity is or is not a “security” governed by Article 8 of the UCC, (y) by its terms expressly provide that it is not a “security” governed by Article 8 of the UCC if such Pledged Equity is evidenced by certificates or (z) by its terms expressly provide that it is a “security” governed by Article 8 of the UCC unless certificates evidencing such Pledged Equity have been delivered to Purchaser in accordance with Section 4.6 hereof. Each Grantor shall mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

5.6     Receivables.

(a)     Other than in the ordinary course of business and in amounts which are not material to such Grantor or as otherwise permitted by the Note Purchase Agreement, such Grantor shall not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)     Such Grantor shall deliver to Purchaser a copy of each demand, notice or document received by such Grantor that questions or calls into doubt the validity or enforceability of more than [ten percent (10.0%)] of the aggregate amount of the then outstanding Receivables for such Grantor.

5.7     Intellectual Property.

(a)     Such Grantor shall (and shall use commercially reasonable efforts to cause its licensees to) (i) continue to use each Trademark owned by such Grantor and necessary for the conduct of its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except to the extent that such Grantor determines in its reasonable business judgment that any such use of such Trademark is no longer necessary for the conduct of such Grantor’s business, and (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law to maintain such Trademark.

(b)     Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property necessary for the conduct of its business (as determined by such Grantor in its reasonable business judgment) in a manner which intentionally infringes the Intellectual Property rights of any other Person.

(c)     Such Grantor will notify Purchaser promptly if it knows that any application or registration relating to any Intellectual Property owned by such Grantor and necessary for the conduct of its business is about to become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property necessary for the conduct of its business or such Grantor’s right to register the same or to own and maintain the same except, in each case, to the extent such forfeiture, abandonment, dedication, adverse determination, or development relates to Intellectual Property that is not material to the operations of the business of the Grantors and could not reasonably be expected to have a Material Adverse Effect.

(d)     Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Purchaser within thirty (30) calendar days of the filing with the SEC of the Borrower’s quarterly report on Form 10-Q or annual report on Form 10-K, as applicable. Upon the request of Purchaser, such Grantor shall duly execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Purchaser may reasonably request to evidence Purchaser’s security interest in any such Copyright, Patent or Trademark owned by such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Upon receipt from the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof of notice of registration of any Copyright(s), each Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify Purchaser in writing of such registration by delivering documentation sufficient for Purchaser to perfect Purchaser’s Liens on such Copyright(s).

(e)     Such Grantor will take all reasonable and necessary steps to maintain and pursue each such application (and to obtain the relevant registration) and to maintain each such registration of all Intellectual Property owned by it and necessary for or material to the conduct of such Grantor’s business, except to the extent that such Grantor determines in its reasonable business judgment that such Intellectual Property is no longer necessary for or material to the conduct of such Grantor’s business and such action (or inaction) with respect thereto is permitted under the Note Purchase Agreement. Grantor shall, to the extent commercially reasonable in Grantor’s good faith business judgment: (i) file and prosecute diligently any Patent or Trademark applications pending as of the date hereof or hereafter that are necessary for the conduct of Grantor’s business, (ii) make application on unpatented but patentable inventions and on Trademarks that are necessary for or material to the conduct of Grantor’s business, and (iii) preserve and maintain all rights in the Intellectual Property that are necessary for or material to the conduct of Grantor’s business (including, but not limited to, with respect to Trademarks, the filing of affidavits of use and incontestability, where applicable, under §§8 and 15 of the Lanham Act (15 U.S.C. § 1058, 1065) and applications for renewal and, to the extent commercially reasonable, initiating opposition or cancellation proceedings or litigation against users of the same or confusingly similar marks who seriously threaten the validity or rights of Grantor in its Trademarks), except, in each case, where such Grantor, in its reasonable and good faith opinion, determines that the costs of engaging in such prosecution, application, preservation or maintenance activities exceeds the likely benefit to be obtained therefrom. Any and all costs and expenses incurred in connection with Grantor’s obligations under this Section shall be borne by Grantor.

(f)     Upon request of Purchaser, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any similar offices or agencies in any other country or any political subdivision thereof, each Grantor shall duly and promptly execute and deliver to Purchaser one or more short form intellectual property security agreements (in form and substance reasonably acceptable to Purchaser) to evidence Purchaser’s lien and security interest on all of Grantor’s registered Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby. The provisions of any such short form intellectual property security agreement are supplemental to the provisions of this Agreement, and nothing contained in such short form intellectual property security agreement shall limit any of the rights or remedies of Purchaser hereunder.

(g)     Grantors acknowledge and agree that Purchaser shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 5.7, Grantors acknowledge and agree that Purchaser shall not be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but Purchaser may do so at its sole option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be solely at the cost of Borrower.

5.8     [Intentionally omitted]

5.9     Inventory. Each Grantor shall:

(a)     maintain its existing Inventory, and cause all future acquired Inventory, (i) to be of good and merchantable quality (except for obsolete or discontinued items of Inventory which have been adequately reserved for in accordance with GAAP, consistently applied) and (ii) adequate for the conduct of the business of the Grantor in the ordinary course as currently conducted; and

(b)     record all Inventory on the books of the Grantor at the lower of cost or market value determined in accordance with GAAP, consistently applied.

5.10     Other Matters.

(a)     Each Grantor authorizes Purchaser to, at any time and from time to time, file appropriate financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to Purchaser promptly upon request. Any such financing statement, continuation statement, or amendment may be filed at any time in any appropriate jurisdiction. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Purchaser, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(b)     Each Grantor shall, at any time and from time to time, take such steps as Purchaser may reasonably request for Purchaser (i) to the extent required by Section 5.3 of this Agreement, to obtain an acknowledgement (or bailee agreement), in form and substance reasonably satisfactory to Purchaser, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Purchaser, (ii) to the extent required by this Agreement, to obtain “control” of any letter-of-credit rights, or electronic chattel paper, with any agreements establishing control to be in form and substance reasonably satisfactory to Purchaser, and (iii) to the extent required by this Agreement, otherwise to insure the continued perfection and priority of Purchaser’s security interest in any of the Collateral and of the preservation of its rights therein. If any Grantor shall at any time, acquire a “commercial tort claim” in excess of $50,000, such Grantor shall promptly notify Purchaser thereof in writing and supplement Schedule 6, therein providing a reasonable description and summary thereof, and upon delivery thereof to Purchaser, such Grantor shall grant and be deemed to thereby grant to Purchaser (and such Grantor hereby grants to Purchaser) a security interest and lien in and to such commercial tort claim and all Proceeds thereof, all upon the terms of and governed by this Agreement.

(c)     Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify Purchaser in writing thereof and, at the request of Purchaser, shall take such action as Purchaser may reasonably request to vest in Purchaser “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

5.11     No Pledge of Equity in Subsidiaries. No Grantor shall grant a security interest in, encumber or in any other manner permit any Lien (other than in favor of Purchaser) to exist in or on, all or any portion of the equity in any of its Subsidiaries.

5.12     Note Purchase Agreement. Each of the Grantors covenants that it shall, and, if necessary, shall cause or enable each Grantor to, fully comply with each of the covenants and other agreements set forth in the Note Purchase Agreement.

5.13     No Pledge of Equity in Guarantors. Borrower agrees that, so long as any of the Secured Obligations remain outstanding, except to the extent permitted under the terms of the Note Purchase Agreement, Borrower shall remain, directly or indirectly, the holder of one hundred percent (100%) of the equity in the Guarantors; and without the prior written consent of Purchaser, Borrower shall not assign, sell, convey, gift, transfer, pledge, hypothecate, grant a security interest in, encumber or in any other manner permit any Lien (other than in favor of Purchaser) to exist in or on, all or any portion of the equity in or of any Guarantor.

Section 6     REMEDIAL PROVISIONS.

6.1     Certain Matters Relating to Receivables.

(a)     Purchaser at any time shall (or its agents or designees) at the expense of Grantors, have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Purchaser may reasonably require in connection with such test verifications, including without limitation, Purchaser shall have the right to verify with any Account Debtor or any other Person, the validity, amount or any other matter rating to any Receivables, or any other Accounts. At any time upon Purchaser’s request and at the expense of Grantors, Grantors shall cause independent public accountants or other auditors satisfactory to Purchaser to furnish to Purchaser reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables; provided, that so long as no Event of Default has occurred and is continuing, Grantors shall only be responsible for the expenses incurred by such accountants and auditors two (2) times during any calendar year.1

(b)     Purchaser hereby authorizes each Grantor to collect such Grantor’s Receivables, and Purchaser may curtail or terminate such authority at any time upon the occurrence and during the continuance of an Event of Default. If requested by Purchaser at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to Purchaser if required, in a collateral account maintained under the sole dominion and control of Purchaser, subject to withdrawal by Purchaser only as provided in Section 6.6, and (ii) until so turned over, shall be held by such Grantor in trust for Purchaser, segregated from the funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)     At any time upon Purchaser’s request, each Grantor shall deliver to Purchaser all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts. Notwithstanding the foregoing, Grantor shall be required to provide copies of such items prior to the occurrence of an Event of Default, and originals of such items after the occurrence of an Event of Default.

1 Note: NPA to specifically provide that monthly Borrowing Base work/analysis by the third party examiner engaged by the Purchaser is subject to reimbursement by Borrower.

6.2     Communications with Obligors; Grantors Remain Liable.

(a)     Purchaser in its own name or in the name of others (including any Grantor) may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Purchaser’s satisfaction the existence, amount and terms of any Receivables.

(b)     Upon the request of Purchaser at any time upon the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Purchaser and that payments in respect thereof shall be made directly to Purchaser.

(c)     Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither Purchaser nor any Purchaser shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Purchaser of any payment relating thereto, nor shall Purchaser be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)     For the purpose of enabling Purchaser to exercise rights and remedies under this Agreement effective after the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to Purchaser an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. At any time after the occurrence and during the continuance of an Event of Default, Purchaser may refuse to allow Grantor to, and at its sole discretion Purchaser may, exercise quality control over the products and services offered under the applicable Trademark to prevent invalidation or abandonment.

6.3     Investment Property.

(a)     Unless an Event of Default shall have occurred and be continuing and Purchaser shall have given notice to the relevant Grantor of Purchaser’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor will be permitted (i) to receive all cash dividends and distributions paid in respect of the Pledged Equity, to the extent permitted in the Note Purchase Agreement, and (ii) to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note Purchase Agreement, this Agreement or any other Note Document.

(b)     If an Event of Default shall occur and be continuing and Purchaser shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, without any further action by any Person (i) Purchaser shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 6.5 hereof, (ii) Purchaser shall have the right to cause any or all of the Investment Property to be registered in the name of Purchaser or its nominee, and (iii) Purchaser or its nominee may exercise (x) all voting, consent, and other rights and powers pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise (or by written consent or proxy) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Purchaser of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Purchaser may determine), all without liability except to account for property actually received by it, but Purchaser shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)     Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, and each such Issuer that is a Grantor hereby agrees to promptly, comply with any instruction received by such Issuer from Purchaser that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions or consent of such Grantor or any other Person, including without limitation, instructions as to the transfer of other disposition of such Investment Property, to pay and remit to Purchaser or its nominee all dividends, distributions and other amounts payable to such Grantor in respect of such Investment Property (upon redemption of such Investment Property, dissolution of such Issuer or otherwise), and to transfer to, and register such Investment Property in the name of, Purchaser or its nominee or transferee. Each Grantor agrees that each Issuer shall be fully protected in so complying with such instructions made in accordance with the terms and conditions of this Agreement.

6.4     Proceeds to be Turned Over to Purchaser. In addition to the rights of Purchaser specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Purchaser, segregated from the funds of such Grantor, and shall (unless Purchaser provides prior express written notice to the contrary) forthwith upon receipt by such Grantor, be turned over to Purchaser in the exact form received by such Grantor (duly endorsed by such Grantor to Purchaser, if required). All Proceeds received by Purchaser hereunder shall be held by Purchaser in a collateral account maintained under its sole dominion and control. All Proceeds, while held by Purchaser in any collateral account (or by such Grantor in trust for Purchaser) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5     Application of Proceeds. Subject to the provisions of Section 3.3 of the Note Purchase Agreement, at such intervals as may be agreed upon by the Borrower and Purchaser, or, if an Event of Default shall have occurred and be continuing, at any time at Purchaser’s election, Purchaser may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in accordance with Section 6.10 of this Agreement. Any part of such funds which Purchaser elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Purchaser to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.6     Code and Other Remedies. If an Event of Default shall occur and be continuing, Purchaser may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, Purchaser, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any advertisement or notice expressly required by law, the Note Purchase Agreement or any other Note Document) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, except to the extent expressly required by law, the Note Purchase Agreement or any other Note Document), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Purchaser or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Purchaser shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Purchaser’s request, to promptly assemble the Collateral and make it available to Purchaser at places which Purchaser shall reasonably select, whether at such Grantor’s premises or elsewhere. Upon the occurrence and during the continuance of an Event of Default, Purchaser shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Purchaser hereunder, including reasonable and documented attorneys’ fees, to the payment in whole or in part of the Secured Obligations, in accordance with Section 6.5, and only after such application and after the payment by the Purchaser of any other amount required by any provision of law, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Purchaser arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. If an Event of Default shall occur and be continuing, the Purchaser shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Purchaser.

6.7     Sales of Pledged Equity.

(a)     Each Grantor recognizes that Purchaser may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Purchaser shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)     Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to Purchaser, that Purchaser has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Note Purchase Agreement.

6.8     Intellectual Property. Upon the occurrence and during the continuance of any Event of Default, each Grantor hereby authorizes: (a) the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries), to issue any and all Patents to Purchaser as assignee of each Grantor’s entire interest therein; (b) the Register of Copyrights, United States Copyright Office (or as appropriate, such equivalent agency in foreign countries), to issue any and all certificates of registration or renewal for all of the Copyrights to Purchaser as assignee of each Grantor’s entire interest therein; and (c) the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all certificates of registration or renewal for all of the Trademarks to Purchaser as assignee of each Grantor’s entire interest therein and in the goodwill of such Grantor’s business connected therewith and symbolized thereby. Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the use by Purchaser of all Intellectual Property of Grantor shall be worldwide and as extensive as the rights of Grantor to use such Intellectual Property, and without any liability for royalties or other related charges from Purchaser to Grantor.

6.9     Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC to the extent permitted by applicable law. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Purchaser to collect such deficiency.

6.10     Application of Proceeds. All net proceeds from the enforcement of the Obligations shall be applied by the Purchaser in its discretion.

Section 7     PURCHASER.

7.1     Purchaser’s Appointment as Attorney-in-Fact; Irrevocable Proxy, etc.

(a)     Each Grantor hereby irrevocably constitutes and appoints Purchaser and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, such power of attorney to be exercisable solely upon the occurrence and during the continuance of an Event of Default, with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Purchaser the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Purchaser for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)     in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Purchaser may request to evidence Purchaser’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)     discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)     execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)     (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Purchaser or as Purchaser shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Purchaser may deem appropriate; (7) assign any Intellectual Property License, Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Purchaser shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Purchaser may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Purchaser were the absolute owner thereof for all purposes, and do, at Purchaser’s sole option and such Grantor’s expense, at any time, or from time to time, all acts and things which Purchaser deems necessary to protect, preserve or realize upon the Collateral and Purchaser’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

UNTIL THE SECURED OBLIGATIONS HAVE BEEN PAID IN FULL IN CASH, EACH GRANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS PURCHASER, AS ITS TRUE AND LAWFUL PROXY, WITH FULL POWER OF SUBSTITUTION, EXERCISABLE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, FOR AND IN ITS NAME, PLACE AND STEAD TO VOTE ANY AND ALL INVESTMENT PROPERTY OWNED OR HELD BY SUCH GRANTOR OR STANDING IN ITS NAME, AND DO ALL THINGS WHICH ANY GRANTOR MIGHT DO IF PRESENT AND ACTING ITSELF. ONCE EXERCISED BY PURCHASER, THE RIGHT TO VOTE GRANTED PURSUANT TO THIS PROXY SHALL BE EXCLUSIVE TO PURCHASER AND NO GRANTOR SHALL THEREAFTER BE ENTITLED TO EXERCISE ANY RIGHT TO VOTE IN RESPECT OF ANY INVESTMENT PROPERTY, UNTIL PAYMENT IN FULL OR OTHERWISE WITH THE PRIOR WRITTEN CONSENT OF PURCHASER. THE PROXY, AUTHORIZATIONS, AGENCIES, POWERS OF ATTORNEY AND OTHER POWERS GRANTED BY THE GRANTORS UNDER AND PURSUANT TO THIS AGREEMENT ARE IRREVOCABLE AND COUPLED WITH AN INTEREST (INCLUDING, BUT NOT LIMITED TO, THE NOTE PURCHASE AGREEMENT AND THIS AGREEMENT) AND ARE GIVEN TO SECURE THE OBLIGATIONS UNDER THE NOTE PURCHASE AGREEMENT, THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS. SUCH APPOINTMENT OF PURCHASER AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE ARTICLES OF ORGANIZATION, LIMITED LIABILITY COMPANY AGREEMENTS OR OTHER ORGANIZATIONAL DOCUMENTS OF EACH GRANTOR OR THE LIMITED LIABILITY COMPANY ACT OF THE STATE OF INCORPORATION OF EACH GRANTOR.

Anything in this Section 7.1(a) to the contrary notwithstanding, Purchaser agrees that it will not exercise any rights under the power of attorney or the irrevocable proxy provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)     If any Grantor fails to perform or comply with any of its agreements contained herein, Purchaser, at its sole option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)     Each Grantor hereby ratifies all that such attorneys shall lawfully (in accordance with applicable law) do or cause to be done by virtue hereof.

(d)     All powers, proxies, authorizations, grants of attorney in fact and agencies contained in this Agreement survive the bankruptcy, dissolution or winding up of any relevant Grantor.

Each Grantor covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of Applicable Law) of the irrevocable proxy granted pursuant to this Section 7.1, each Grantor shall (and shall automatically be deemed to) grant the Purchaser a new irrevocable proxy, on the same terms as those previously granted pursuant to this Section 7.1. Upon the reasonable written request of the Purchaser, such Grantor agrees to deliver to the Purchaser, on behalf of the Purchaser, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Purchaser to vote the Pledged Stock after an Event of Default shall have occurred and be continuing.

7.2     Duty of Purchaser. Purchaser’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Purchaser deals with similar property for its own account. Neither Purchaser nor any of its respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Purchaser hereunder are solely to protect Purchaser’s interests in the Collateral and shall not impose any duty upon Purchaser to exercise any such powers. Purchaser shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.

Section 8     MISCELLANEOUS.

8.1     Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.4 of the Note Purchase Agreement.

8.2     Notices. All notices, requests and demands to or upon Purchaser or any Grantor hereunder shall be addressed to Borrower and effected in the manner provided for in Section 11.2 of the Note Purchase Agreement and each Grantor hereby appoints Borrower as its agent to receive notices hereunder.

8.3     Indemnification by the Grantors. EACH GRANTOR, JOINTLY AND SEVERALLY, HEREBY AGREES TO AND SHALL INDEMNIFY, EXONERATE AND HOLD PURCHASER FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY OR ASSERTED AGAINST THE PURCHASER AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (a) THE SALE OF ANY OF THE NOTES, (b) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR, (c) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR OR THE OPERATIONS CONDUCTED THEREON, (d) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (e) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR ANY TRANSACTION IN CONNECTION THEREWITH, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE PURCHASER, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH GRANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF THE SECURED OBLIGATIONS, CANCELLATION OF THE NOTES, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

8.4     Enforcement Expenses.

(a)     Each Grantor agrees, on a joint and several basis, to pay or reimburse on written demand Purchaser for all documented out-of-pocket costs and expenses (including attorneys’ fees) incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement or any other Note Document.

(b)     Each Grantor agrees to pay, and to save Purchaser harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other Taxes (other than Excluded Taxes) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)     The agreements in this Section 8.4 shall survive repayment of all (and shall be) Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.5     Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

8.6     Nature of Remedies. All Secured Obligations of each Grantor and rights of Purchaser expressed herein or in any other Note Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.7     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective legal delivery thereof and shall be deemed an original signature hereunder for all purposes.

8.8     Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

8.9     Entire Agreement. This Agreement, together with the other Note Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

8.10     Successors; Assigns. This Agreement shall be binding upon the Grantors, the Purchaser and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Purchaser and the successors and assigns of the Purchaser. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Note Documents. Notwithstanding the foregoing in this Section, no Grantor may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Purchaser.

8.11     Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

8.12     Forum Selection; Consent to Jurisdiction; Waiver of Jury Trial.

(a)     EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF UTAH SITTING IN SALT LAKE COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH, OR ANY APPELLATE COURT FROM ANY THEREOF, AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2 OF THE NOTE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY NOTE DOCUMENTS, OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY JURISDICTION IN WHICH ANY COLLATERAL IS LOCATED.

(b)     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES, OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

8.13     Set-off. Each Grantor agrees that Purchaser has all rights of set-off, recoupment and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, Purchaser may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Purchaser or such Purchaser.

8.14     Acknowledgements. Each Grantor hereby acknowledges that:

(a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b)     Neither Purchaser nor any Purchaser has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and Purchaser, on the other hand, in connection herewith or therewith is that of debtor and creditor; and

(c)     no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors, Purchaser.

8.15     Additional Grantors. Each Loan Party that is required to become a party to this Agreement pursuant to Section 8.15 of the Note Purchase Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Annex I hereto.

8.16     Releases. Upon the Payment in Full of the Secured Obligations, the security interests granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral will, revert to Grantors, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Purchaser and each Grantor hereunder will terminate. At the request and sole expense of any Grantor following any such termination, Purchaser will deliver to the Grantors any Collateral held by Purchaser hereunder, and execute and deliver to the Grantors and authorize the filing of such documents as the Grantors shall reasonably request to evidence such termination (at the cost of Grantors). Upon any disposition of property permitted by the Note Purchase Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. Upon any sale or disposition (including by merger or consolidation) of all of the stock of a Grantor that is expressly permitted by the Note Purchase Agreement, the Liens granted herein by such Grantor shall be deemed to automatically revert to such Grantor and such Grantor shall automatically be released and discharged from its obligations hereunder, in each case, with no further action on the part of any Person. The Purchaser shall, at Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request to evidence such release, including any necessary financing statement amendments.

8.17     Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Note Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Purchaser, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against Purchaser, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Purchaser against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.18     Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made (and this Section shall survive repayment of the Secured Obligations). In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by its respective officers hereunto duly authorized as of the date first written.

BORROWER:

CLEARONE, INC.

By:
Name:
Title:

GUARANTORS:

NETSTREAMS INC.

By:
Name:
Title:

NETSTREAMS LLC

By:
Name:
Title:

PURCHASER:

Edward D. Bagley

[Signature Page to Guaranty and Collateral Agreement]

SCHEDULE 1
FILINGS

Grantor	Filing Requirement or Other Action	Filing Office
CLEARONE, INC	UCC Filing	Delaware Secretary of State
[___]

SCHEDULE 2
GRANTOR INFORMATION

GRANTOR (exact legal name)	STATE OF ORGANIZATION	FEDERAL EMPLOYER IDENTIFICATION NUMBER	CHIEF EXECUTIVE OFFICE
ClearOne Inc.	Delaware
Netstreams Inc.	Delaware
Netstreams LLC.	Texas

SCHEDULE 3
COLLATERAL LOCATIONS

GRANTOR	COLLATERAL	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	OWNER/LESSOR (IF LEASED)
CLEARONE, INC.
Netstreams Inc.
Netstreams LLC

SCHEDULE 4
INTELLECTUAL PROPERTY

1. Copyrights

Grantor	Country	Copyright	Registration No.	Registration Date

2. Patents

Registrant	Country	Application No.	Filing Date	Registration No.	Issue Date	Title	Status

3. Trademarks

Registrant	Trademark	Country	Application No.	Filing Date	Reg. No.	Issue Date	Status

4.     Licensed Copyrights, Patents and Trademark

SCHEDULE 5
DEPOSITARY AND OTHER ACCOUNTS

GRANTOR[2]	FINANCIAL INSTITUTION (Name and address)	ACCOUNT NUMBER	TYPE AND USE OF ACCOUNT

2 Confirm the owners of each account.

SCHEDULE 6
Commercial tort claims

None.

SCHEDULE 7
Contracts or agreements between

grantor and governmental authority

SCHEDULE 8

CERTAIN EXCLUDED ASSETS3

3 Provide name of Grantor that is party of the license, contract or agreement, the other parties thereto, the name and date of the license, contract or agreement (and list any amendments or other modifications), and a summary of why a security interest grant would, under the express terms of such license, contract or agreement result in a breach of the terms of, or constitute a default under, such license, contract or agreement.

ANNEX I

FORM OF JOINDER TO GUARANTY AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [__________, 20__] is executed by the undersigned for the benefit of Edward Dallin Bagley (together with his successors and assigns, in such capacity, collectively, “Purchaser”), in connection with that certain Guaranty and Collateral Agreement dated as of [_________], 2019 among CLEARONE, INC., a Delaware corporation (the “Borrower”), Netstreams Inc., a Delaware corporation, and Netstreams LLC, a Texas limited liability company (each, a “Guarantor” and, together with any other Person that becomes a guarantor under the Note Purchase Agreement, the “Guarantors”; and together with Borrower, each individually a “Grantor” and collectively, the “Grantors”), in favor of Purchaser (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.15 of the Guaranty and Collateral Agreement.

In consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory (intending to be legally bound) hereby agrees as follows:

1.     Each such Person unconditionally and absolutely assumes all the obligations of a Grantor [and a Guarantor] under the Guaranty and Collateral Agreement and agrees that such Person is and shall be a Grantor [and a Guarantor] and bound as a Grantor [and a Guarantor] under the terms of the Guaranty and Collateral Agreement, as if such Person had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby unconditionally grants, pledges, collaterally assigns and transfers to Purchaser, a valid and continuing security interest in and Lien on all of such Person’s right, title and interest in and to the Collateral owned by such Person to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations.

2.     Schedules 1, 2, 3, 4, 5, 5.9, 6, 7 and 8 of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6, 7 and 8 respectively, hereof. Each such Person hereby makes to Purchaser the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct in all material (without duplication of any materiality qualifiers) respects after giving effect to such amendment to such Schedules.

3.     In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to Purchaser appropriately complete UCC financing statements naming such person or entity as debtor and Purchaser as secured party, and describing its Collateral and such other documentation as Purchaser (or its successors or assigns) may reasonably require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges the authorizations given to Purchaser under Section 5.10(b) of the Guaranty and Collateral Agreement and otherwise.

4.     Each such Person’s address for notices under the Guaranty and Collateral Agreement shall be the address of Borrower set forth in the Note Purchase Agreement and each such Person hereby appoints Borrower as its agent to receive notices hereunder.

Annex I - Page 1

5.     This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of Purchaser’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to Purchaser.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7. The provisions of Section 8.12(b) of the Guaranty and Collateral Agreement pertaining to Jury Trial Waver are hereby incorporated into this Agreement by reference to the fullest extent as if the text of such provision were set forth in its entirety herein.

[NEW GRANTOR], a [________] [________] By: Name: Title:

Annex I - Page 2